Exhibit 10.16

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700	F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

January 29, 2007

Peter Rupprecht, Authorized Signatory

Sandoz AG

Lichtstraße 35

CH 4058 Basel BS

Switzerland

Re:  Memorandum of Understanding, by and between Sandoz AG (“Sandoz”) and Momenta Pharmaceuticals, Inc. (“Momenta”), dated July 25, 2006 (the “MOU”)

Dear Mr. Rupprecht:

All terms used, but not defined, herein have the meanings ascribed to them in the MOU.

The Parties agree that, notwithstanding anything to the contrary in the MOU or the Collaboration Agreement, no committee on which members of both Parties participate in activities under the MOU or the Collaboration Agreement, including the Joint Steering Committee and the joint project teams, shall remain in existence after July 25, 2031, the twenty-fifth (25th) anniversary of the execution of the MOU.  In the event either party desires to continue the aforementioned activities, and such desire is raised in the JSC after July 25, 2030 but before July 25, 2031 the other party will discuss an extension in good faith.

Please duly sign and return two copies of this letter to Momenta, Attention:  Chief Executive Officer, at the above mentioned address.  Thank you.

Best regards,

Momenta Pharmaceuticals, Inc.

By:	/s/ Richard P. Shea
Name: Richard P. Shea
Title: VP & CFO

Agreed to and accepted by:

Sandoz AG
By:	/s/ Peter Rupprecht
Name:
Title:

By:	/s/ [illegible]
Name:
Title: